Exhibit 10.23
                              AMENDED AND RESTATED EXECUTIVE AGREEMENT
                              ---------------------------------------

     AMENDED AND RESTATED EXECUTIVE AGREEMENT, dated as of November 23, 1998, by and between MathSoft, Inc. (the "Company") and Charles J. Digate (the "Executive").

     WHEREAS, the Company and the Executive wish to amend and restate their agreement dated July 28, 1997;

     WHEREAS, the Executive continues to be the President and Chief Executive Officer of the Company and has made and is expected to continue to make major contributions to the Company;

     WHEREAS,  the  Company  desires  continuity  of  management;  and

     WHEREAS, the Executive is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1.     TERM  OF EMPLOYMENT.  This Agreement shall be for an initial term of
            -------------------
two (2) years. Upon the second anniversary of the date of this Agreement (and upon each successive anniversary thereafter), this Agreement shall be automatically renewed for an additional one (1) year term, unless either party hereto notifies the other in writing of its intent not to renew this Agreement upon not less than ninety (90) days notice prior to the end of the then-current term. In the event either party gives the other proper notice of non-renewal, then this Agreement shall only continue for the balance of the then existing term. Notwithstanding anything contained herein to the contrary, any term of employment may be earlier terminated as provided in Sections 3, 5, and 7 hereof.

     2.     SALARY.
            ------

     (a) As compensation for the services rendered by the Executive under this Agreement, the Company shall pay to the Executive an annual salary equal to the amount for the current fiscal year as listed on Exhibit A under the heading
                                                     ---------
"Salary" (which may be amended or supplemented in writing by the parties from time to time), payable to the Executive in accordance with the Company's payroll practices in effect from time to time. The Compensation Committee of the Board of Directors of the Company shall review the Executive's salary not less frequently than annually.

     (b) In addition, the Executive shall be eligible to earn a target bonus (the "Target Annual Bonus") equal to the amount for the current fiscal year as listed on Exhibit A under the heading "Target Annual Bonus" based upon the
            ----------
Company's achievement of the Annual Diluted Net Income Per Share Plan approved by the Compensation Committee of the Board of Directors of the Company for such fiscal year (subject to downward adjustment, or upward adjustment to an amount not to exceed the amount identified on Exhibit A under the heading "Maximum
                                            ---------
Annual Bonus", based on the Company's achievement of the Annual Diluted Net Income Per Share Plan for such fiscal year), plus such additional bonus payments based on specific objectives as may be agreed upon between the Executive and the Compensation Committee of the Board of Directors of the Company from time to time. Any bonus, if earned, shall be payable to the Executive in accordance with the Company's payroll practices in effect from time to time.

     3.     NOTICE  OF  VOLUNTARY  TERMINATION  BY THE EXECUTIVE.  The Executive
            ----------------------------------------------------
agrees to provide the Board of Directors of the Company with three months advance written notice of his intention to terminate his employment with the Company; provided, however, that the Executive is not required to provide any notice if such termination is pursuant to Sections 6(b) and/or 7.

     4.     MEMBERSHIP  ON THE BOARD OF DIRECTORS.  After any termination of the
            -------------------------------------
Executive's employment with the Company, the Company may request that the Executive serve as a non-executive member of the Board of Directors of the Company. If the Executive agrees to serve in such a capacity following the termination of his employment, the Executive shall be considered as maintaining a "business relationship" with the Company during such period of service, and any installments of any stock options held by the Executive on the termination of his employment that are not exercisable and have not expired shall continue to become exercisable in accordance with the terms of the relevant option agreements and option plans during such period of service. When the Executive ceases to be a non-executive member of the Board of Directors, he shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of service on the Board of Directors.

     5.     TERMINATION PRIOR TO A CHANGE OF CONTROL.  If, prior to a "Change of
            ----------------------------------------
Control" (as such term is defined in Section 8(c) below), the Company terminates the Executive's employment with the Company (i) without "Cause" (as such term is defined in Section 8(d) below) or (ii) by electing not to renew this Agreement pursuant to Section 1, the Company shall:

     (a) Continue to pay to the Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), the Executive's base salary (at the monthly base salary rate in effect for such Executive immediately prior to the termination of his employment) for eighteen (18) months following the termination of the Executive's employment; provided, however, that the Company shall not be obligated to make any payments pursuant to this Section 5(a) during any period in which the Executive is in violation of the terms of his Confidential Information, Inventions and Non-Competition Agreement with the Company.

     (b) Provide the Executive with health insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his employment until the earlier of: (i) the date which is eighteen (18) months following the termination of the Executive's employment; or (ii) the date the Executive begins receiving substantially similar insurance from a subsequent employer.

     (c) Provide that the Executive shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of employment or if later, the date when the Executive ceases to be a member of the Board of Directors of the Company.

     6.     CHANGE  OF  CONTROL.  (a)  Upon  a  Change  of  Control,  and if the
            -------------------
Executive is an employee of the Company at the time of such Change of Control, the Company shall cause half of any unexercisable installments of any stock options held by the Executive on the Change of Control that have not expired to become exercisable on the Change of Control; provided, however, that such acceleration of exercisability shall not occur to the extent that: (A) the Change of Control is intended to be accounted for as a pooling of interests; and
(B) the Company concludes, after consulting with its independent accountants, that such acceleration would prevent the Change of Control transaction from being accounted for as a pooling of interests for financial accounting purposes.
     (b) Following a Change of Control, (i) if the Executive is terminated by the Company without Cause, (ii) if the Executive remains employed with the Company through the ninety-first day after such Change of Control, or (iii) if the Executive terminates his employment for "Good Reason" (as such term is defined in Section 7(b) below) and the Executive provides mutually agreeable consulting services through the ninety-first day after such Change of Control the Company shall pay to the Executive a lump sum amount (net of any required withholding) equal to $250,000 (the "Retention Bonus") payable upon the date the Executive is terminated or the Executive's ninety-first day of employment following the Change of Control, whichever is earlier.

     7.     TERMINATION  FOLLOWING  A  CHANGE  OF  CONTROL.
            ----------------------------------------------

     (a) If, at any time after a Change in Control, the Company terminates the Executive's employment without Cause or the Executive terminates his employment with the Company for "Good Reason" (as such term is defined in Section 7(b) below) (the "Termination Date"), the Company shall:

     (1) Subject to Section 7(c) below, continue to pay to the Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), (i) the Executive's current base salary (at the monthly base salary rate in effect for such Executive immediately prior to the termination of his employment) for eighteen
(18) months following the Termination Date and (ii) one hundred fifty percent (150%) of the Executive's bonus (which shall be the greater of (A) the Target Bonus set by the Company's Board of Directors for the fiscal year in which the termination of employment occurred and (B) the actual amount of all bonuses paid or payable in respect of the preceding fiscal year) paid ratably on a monthly basis during the eighteen (18) months following the Termination Date (collectively, the "Severance Payments").

     (2) Pay to the Executive a lump sum amount (net of any required withholding) within thirty (30) days following the termination of his employment, determined as follows: (i) for each full calendar quarter during which Executive was employed by the Company that has elapsed since January 1st of the year in which his employment terminated, the total of each applicable amount(s) specified on Exhibit A attached hereto under the heading "Quarterly
                          ---------
Diluted Net Income Per Share-Based Bonus Amount"; provided, however, that the amounts described in this clause (i) shall only be payable if the Company achieved the relevant portion of the Quarterly Diluted Net Income Per Share Plan approved by the Compensation Committee of the Board of Directors for each of such quarters and (ii) for any partial calendar quarter during which the Executive was employed by the Company that has elapsed since the end of the last full fiscal quarter ending prior to the date the Executive's employment was terminated, a pro rated portion of the amount specified on Exhibit A hereto
                                                                ---------
under the heading "Quarterly Diluted Net Income Per Share-Based Bonus Amount" for such quarter equal to the number of days during such quarter that the Executive was employed by the Company divided by 90, multiplied by the applicable Quarterly Diluted Net Income Per Share-Based Bonus Amount.

     (3) Provide the Executive with health insurance substantially similar to that which the Executive was receiving immediately prior to the Termination Date until the earlier of: (i) the date which is eighteen (18) months following the Termination Date; or (ii) the date the Executive begins receiving substantially similar health insurance from a subsequent employer.

     (4) Provide the Executive not more than $20,000 of outplacement services annually from an outplacement company selected by the Company, with such services to extend until the two-year anniversary of the Termination Date.

     (5) Provide that the Executive shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of employment or, if later, the date when the Executive ceases to be a member of the Board of Directors of the Company.
     (b) For purposes of Sections 6 and 7, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control:
(i) the assignment to the Executive of any duties inconsistent with his position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) a reduction in the aggregate of the Executive's base or incentive compensation or the termination of the Executive's rights to any employee benefits immediately prior to the
Change of Control, except to the extent any such benefit is replaced with a substantially similar benefit, or a reduction in scope or value thereof; or
(iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 40 miles from the location thereof immediately prior to the Change of Control (provided,
                                                                       --------
however,  that travel consistent with past practices for business purposes shall
-------
not be considered "commuting" for purposes of this clause (iii)); or (iv) a failure by the Company to obtain the agreement referenced in Section 8(f).
     (c) If the Executive finds employment with a subsequent employer or becomes self-employed after the Termination Date (a "Reemployment Event"), then the Severance Payments shall be paid in full for the first six (6) months following the Termination Date and then shall be reduced by fifty percent (50%) for the remaining twelve (12) months or for that shorter portion of such twelve
(12) month period following the date of the Reemployment Event. For purposes of this Section 7(c), when determining whether a Reemployment Event has occurred, employment or self-employment (including ad hoc or temporary assignments) for which the Executive receives remuneration in any year in an aggregate amount (including remuneration received from all such employment or self-employment during such year) which does not exceed 50% of the Executive's base salary rate with the Company at the time of his termination, shall be excluded.

     8.     GENERAL.
            -------
     (a) Notwithstanding anything else to the contrary herein: (i) the Company's obligation to provide any of the amounts and benefits set forth in this Agreement shall be subject to, and conditioned upon, the Executive's execution of a full release of claims satisfactory to the Company releasing the Company and its affiliates, subsidiaries, divisions, directors, employees and agents from any claims arising from or related to the Executive's employment or severance from employment with the Company, including any claims arising from this Agreement, such release to be substantially in the form of Exhibit B hereto
                                                                ---------
(the "Release"); (ii) the Company shall not be obligated to provide any of the amounts and benefits set forth in this Agreement until any applicable period within which the Executive may revoke the Release has expired; and (iii) any amounts and benefits set forth in this Agreement shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his employment.
     (b) In the event the Executive's employment with the Company is terminated by the Company for any reason other than without Cause, or the Executive terminates his employment with the Company for any reason other than Good Reason, the Executive shall not be entitled to any severance benefits or other considerations described herein.
     (c) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company, with or without its wholly-owned subsidiary, Statistical Sciences, Inc. ("StatSci"), into or with another company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, which may or may not include the voting capital stock of StatSci, in a single or series of related transactions; or
(iii) the sale, exchange, or transfer of all or substantially all of the Company's assets, which may or may not include StatSci's assets, (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).
     (d) For purposes of this Agreement, "Cause" shall mean: (i) the commission of the Executive of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the
Executive's ability to perform such obligations; (ii) gross negligence, dishonesty or breach of fiduciary duty; or (iii) the commission by the Executive of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly.
     (e) Notwithstanding anything to the contrary in this Agreement, if the Company determines in its sole discretion after consultation with its tax and accounting advisors that the Executive is a Disqualified Individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) and that any portion of any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be an Excess Parachute Payment (as defined in Section 280G of the Code) but for the application of this sentence, then the amount of all such Payments otherwise payable to the Executive pursuant to this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any Payment, as so reduced, constitutes an Excess Parachute Payment. For purposes of this reduction, no portion of any Payment shall be taken into account to the extent that such Payment, in the opinion of the Company, after consultation with its tax and accounting advisors, does not constitute a
"parachute  payment"  within  the  meaning  of  Section  280G(b)(2) of the Code.
     (f) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; provided, however, that the Company shall obtain the
                            --------  -------
written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.
     (g) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Executive. If the Executive elects to receive the severance and benefits set forth in this Agreement by executing the Release, the Executive shall not be entitled to any other salary continuation, severance or other termination benefits in the event of his cessation of employment with the Company.
     (h) Nothing herein shall affect the Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Executive currently in effect or which may be entered into in the future.
     (i) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire Agreement between the Executive and the Company concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written, and may be amended or rescinded only upon the written consent of the Company and the Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible. The Executive may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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     IN  WITNESS  WHEREOF,  the  parties hereto have caused this Agreement to be executed  as  of  the  date  first  written  above.

The  Company:
------------

MATHSOFT,  INC.

By:     /s Robert  P.  Orlando
        ----------------------

Name:     Robert  P.  Orlando
          -------------------

Title:     VP  Finance  and  Administration,  CFO
           --------------------------------------


The  Executive:
--------------

/s/ Charles  J.  Digate
----------------------
Charles  J.  Digate


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